U. S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported) February 3, 2003

MORTON INDUSTRIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Georgia

0-13198

38-0811650

(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1021 West Birchwood, Morton, Illinois 61550

(Address of principal executive offices)  (Zip Code)

  (309-266-7176)

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.  Other Events

Morton Industrial Group, Inc. (the Company) announced the appointment of Rodney B. Harrison, 51, as Vice President of Finance, succeeding Thomas D. Lauerman, who has accepted a similar position in a related industry.  Mr. Lauerman will serve as a consultant to the Company.

The Company also announced the retirement of Robert J. Janeczko, President of Morton Metalcraft Co., a subsidiary of the Company.  His responsibilities will be assumed by William D. Morton, Chairman of the Company.  Mr. Janeczko will serve as a consultant to the Company.

Exhibit 99.1

Press Release Dated February 3, 2003

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.

Date: February 5, 2003	By:	/s/ William D. Morton

William D. Morton
Chairman and Chief Executive Officer